Exhibit 10.1

*** Certain information has been excluded from this agreement because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

AMENDMENT NO. 1

TO

CO-DEVELOPMENT AND OPTION AGREEMENT

This Amendment No. 1 (this “Amendment”) is effective as of February 13, 2023 (the “Amendment Effective Date”) by and between Alector, Inc., a Delaware corporation (“Licensor”), and AbbVie Biotechnology Ltd. (“AbbVie”). Licensor and AbbVie are sometimes referred to herein individually as a “Party” and collectively as the “Parties.”

RECITALS

WHEREAS, the Parties entered into that certain Co-Development and Option Agreement dated October 17, 2017 (the “Agreement”);

WHEREAS, AbbVie issued notice to Licensor of its desire to terminate the CD33 Collaboration Program, which termination was effective on September 30, 2022 pursuant to Section 12.5(b) of the Agreement; and

WHEREAS, the Parties desire to amend the Agreement on the terms set forth herein.

NOW, THEREFORE, in consideration of the premises and the mutual promises and conditions hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, do hereby agree as follows.

1.
Definitions. All capitalized terms used but not otherwise defined herein shall have the meaning set forth in the Agreement.

2.
Amendments to the Agreement.

2.1.
Replacement of Open Label Extension Study.

2.1.1.
Section 1.144-1 is hereby added after Section 1.144 of the Agreement:

““Long Term Extension Study” means, with respect to each Collaboration Program, the long term extension trial for such Collaboration Program described in the Pre Exercise Development Plan and Budget.”

2.1.2.
Section 1.165 of the Agreement is hereby deleted in its entirety.

2.1.3.
Each use of the term “Open Label Extension Study” in the Agreement is hereby deleted and replaced with the term “Long Term Extension Study”.

2.1.4.
The page titled [***] contained in Schedule 1.193 of the Agreement is hereby deleted and replaced with the [***] attached hereto as Attachment I. For clarity,

the Parties’ agreement to so modify the Pre-Exercise Development Plan and Budget shall not affect any rights or obligations of either Party, the JSC or the JDC with respect to amendment of the Pre-Exercise Development Plan and Budget.

2.1.5.
The following sentence is hereby added to the end of Section 3.1.3 of the Agreement:

“With respect to the Trem2 Collaboration Program, the PoC Trial Report shall also include all Long Term Extension Study information, Clinical Data and supporting documentation set forth on Schedule 3.1.3, along with any other Long Term Extension Study information as AbbVie may reasonably request in connection with its evaluation, that in each case: (d) is in existence as of the date of the last patient’s last dose in the PoC Trial per the protocol for the PoC Trial, (e) is reasonably accessible to Licensor, (f) is specified in the protocol and statistical analysis plan for the Long Term Extension Study, and (g) is reasonably necessary to make an informed decision as to whether to exercise the Option.”

2.1.6.
Schedule 3.1.3 of the Agreement is hereby deleted in its entirety and replaced with Schedule 3.1.3 attached hereto as Attachment II.

2.1.7.
For clarity, as a result of termination of the Agreement with respect to the CD33 Collaboration Program, Section 6.2.3 is hereby deleted in its entirety.

2.1.8.
Section 6.2.4 of the Agreement is hereby deleted in its entirety and replaced as follows:

“[***]”

2.1.9.
LTE Milestone Payment Timing. The Parties recognize the milestone as set forth in Section 6.2.4 of the Agreement has been achieved and, notwithstanding anything to the contrary contained in Section 6.2 of the Agreement, AbbVie shall pay Licensor the milestone payment associated with such milestone within thirty (30) days of the Amendment Effective Date.

2.2.
Development Milestones for New PoC Trial Patients.

2.2.1.
Section 1.159-1 is hereby added after Section 1.159 of the Agreement:

““New Patient” means, with respect to the Trem2 Collaboration Program, each patient enrolled in the PoC Trial after the [***] patient.””

2.2.2.
Section 6.2.6 is hereby added after Section 6.2.5 of the Agreement:

“As set forth in Section 6.2.7, AbbVie shall pay Licensor in the amount of [***] for the first dosing of each New Patient in the PoC Trial for a Licensed Product containing a Licensed Trem2 Antibody up to a maximum of [***] New Patients.”

2.2.3.
Section 6.2.7 is hereby added after Section 6.2.6 of the Agreement:

“Licensor shall provide AbbVie a summary report and invoice at the end of each Calendar Quarter listing first dosing visits achieved with respect to New Patients in the PoC Trial within that respective Calendar Quarter. Notwithstanding anything to the contrary contained in Section 6.2 of the Agreement, AbbVie shall pay Licensor within [***] following the receipt of such invoice for any amounts owed under Section 6.2.6; provided, the total amount payable under Section 6.2.6 shall not exceed twelve million five hundred thousand dollars ($12,500,000).”

2.3.
Updates to Pre Exercise Development Activities and Option Period.

2.3.1.
Section 3.1.2-1 is hereby added after Section 3.1.2 of the Agreement:

“Trem2 Interim Analysis. The JSC may decide to include up to [***] interim analysis for the Trem2 Collaboration Program to be performed in accordance with a framework and criteria mutually agreed to by the Parties (the “Interim Analysis Framework”). If such Interim Analysis Framework is agreed by the JSC, the Interim Analysis Framework shall be included in the Pre Exercise Development Plan and Budget, and the performance of such Interim Analysis Framework shall be subject to the terms set forth in Section 3.1.1 and Section 3.1.2.”

2.3.2.
The second sentence of Section 5.1.1 of the Agreement is hereby deleted in its entirety and replaced as follows:

“AbbVie shall have the right to exercise its Option with respect to a Collaboration Program by providing written notice of such election to Licensor (the “Option Exercise Notice”) [***] (the “Option Period”).”

2.4.
Updates to the PoC Trial Parameters. Schedule 1.188 of the Agreement is hereby deleted in its entirety and replaced with Schedule 1.188 attached hereto as Attachment III.

2.5.
Section 13.8.2 of the Agreement is hereby deleted in its entirety and replaced as follows:

“If to AbbVie, to:

AbbVie Biotechnology Ltd.

Thistle House

4 Burnaby Street

Hamilton HM 11, Bermuda

with a copy (which shall not constitute notice) to:

AbbVie, Inc.

1 N Waukegan Road

North Chicago, IL 60064

Attention: Vice President, Legal

Facsimile: (847) 935-9644

If to Licensor, to:

Alector, Inc.

131 Oyster Point Blvd., Suite 600

South San Francisco, CA 94080

Attention: CEO

with a copy (which shall not constitute notice) to:

Wilson Sonsini Goodrich & Rosati

650 Page Mill Road

Palo Alto, CA 94304

Attention: Kenneth A. Clark

Facsimile: (650) 493-6811”

3.
Effect of this Amendment. Upon execution and delivery of this Amendment by both Parties, the amendments set forth above will become effective as of the Amendment Effective Date. There are no further changes to the terms of the Agreement. Except as specifically modified or amended by the terms above, the Agreement will remain in full force and effect and is hereby ratified and confirmed and constitutes the legal, valid, binding, and enforceable obligations of the Parties. References to the “Agreement” in the Agreement shall be deemed to include the provisions of this Amendment.

4.
Incorporation by Reference. The following provisions of the Agreement are incorporated by reference into this Amendment, mutatis mutandis: Sections 13.4 (Assignment), 13.5 (Severability), 13.6 (Governing Law, Jurisdiction and Service), 13.7 (Dispute Resolution), 13.9 (Entire Agreement; Amendments), 13.10 (English Language), 13.12 (Waiver and Non-Exclusion of Remedies), 13.13 (No Benefit to Third Parties, 13.14 (Further Assurances), 13.15 (Relationship of the Parties), 13.17 (Counterparts; Execution), and 13.19 (Construction).

THIS AMENDMENT NO. 1 IS EXECUTED by the duly authorized representatives of the Parties as of the Amendment Effective Date.

ALECTOR, INC.	ABBVIE BIOTECHNOLOGY LTD.
By: /s/Arnon Rosenthal	By:/s/Arthur C. Price
Name: Arnon Rosenthal	Name: Arthur C. Price
Title: Chief Executive Officer	Title: Director